                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant [X]


Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                DBT ONLINE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]  No fee required.


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               (DBT ONLINE LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 12, 1998

     The Annual Meeting of Shareholders of DBT Online, Inc. (the "Company") will be held on Tuesday, May 12, 1998, at 9:00 a.m. at The Waldorf Astoria Hotel, Conrad Suite, 301 Park Ave., New York, New York 10022 for the following purposes:

          1. To elect three Class II directors to hold office until their term expires at the Annual Meeting of Shareholders in 2001 and until their successors are duly elected and qualified.

          2. To amend the Company's Amended and Restated Stock Option Plan to increase the number of authorized shares from 3,000,000 to 6,000,000 shares available for issuance under the Plan.

          3. To amend the Company's Amended and Restated Articles of Incorporation to increase the authorized shares of Common Stock from 40,000,000 shares to 100,000,000 shares.

          4. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for 1998; and

          5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 1, 1998, as the record date for the meeting. Only shareholders of record at that time are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the meeting. The Board of Directors urges you to date, sign and return the enclosed proxy promptly. You are cordially invited to attend the meeting in person. The return of the enclosed proxy will not affect your right to vote in person if you do attend the meeting.

                                           J. Henry Muetterties
                                           Secretary

April 15, 1998

                               (DBT ONLINE LOGO)

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of DBT Online, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Meeting") for purposes set forth in the foregoing notice. This proxy statement, the foregoing notice and the enclosed proxy are being sent to shareholders on or about April 16, 1998.

     The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares presented thereby will be voted in accordance with the instructions marked thereon. In the absence of instruction, the shares will be voted "FOR" the nominees of the Board of Directors in the election of the directors; "FOR" the increase in the number of shares available for issuance under the Amended and Restated Stock Option Plan; "FOR" the amendment to the Amended and Restated Articles of Incorporation to increase in the number of authorized shares of Common Stock to 100,000,000; "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1998; and in the discretion of the persons named on the proxy with respect to such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing at the Company's principal executive offices, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person. The Company's principal executive offices are located 5550 W. Flamingo Road, Suite B-5, Las Vegas, Nevada 89103.

                               VOTING SECURITIES

     At the close of business on April 1, 1998, the record date fixed for the determination of shareholders entitled to notice of and to vote at the Meeting, there were 18,465,418 outstanding shares of the Company's common stock (the "Common Stock"), the only class of voting securities outstanding. Only the record holders of the Common Stock at the close of business on the record date will be entitled to vote. Each share of Common Stock is entitled to one vote, without cumulation, on each matter to be voted upon at the Meeting.

                             VOTING AT THE MEETING

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the voting power of the Common Stock outstanding and entitled to vote shall constitute a quorum. Directors are to be elected at the Meeting by a plurality of the votes cast by holders of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. The affirmative vote of the majority of the votes cast at the Meeting by the holders of Common Stock will be required for approval of all other matters to be acted upon at the Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes (which are described below) will be counted solely for the purpose of determining whether a quorum is present. Abstentions and broker non-votes will not be deemed to be cast either "FOR" or "AGAINST" the matters to be acted upon at the Meeting. Therefore, abstentions and broker non-votes will have no effect on the approval of the matters to be acted upon at the Meeting. Broker non-votes result when brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited under applicable rules of the New York Stock Exchange from giving a proxy to vote such customers' shares with respect to the approval of certain matters without specific instructions from such customers.

                                  THE COMPANY

     The Company is a holding company with businesses that serve the electronic information and patent enforcement industries. Its electronic information businesses are on-line providers of integrated database services and related reports primarily to law enforcement and other governmental agencies, law firms, insurance companies and licensed investigation companies. Its patent enforcement business is engaged in the exploitation and enforcement of two laser patents and generates its revenues through patent royalties. The Company was formed in August 1996 by the merger of Database Technologies, Inc. ("DBT") and Patlex Corporation ("Patlex").

                             ELECTION OF DIRECTORS

     The Board is divided into three classes of directors. The Bylaws of the Company provide that at each annual meeting of shareholders directors shall be chosen by class for a term of three years, or for such shorter term as the shareholders may specify, to preserve, as evenly as practicable, the division of directors into classes. Three directors are to be elected at the Meeting, to hold office until the annual meeting of shareholders in 2001.

     At the Meeting, the shareholders will elect three Class II directors to hold office, subject to the provisions of the Bylaws, until their term expires at the annual meeting of shareholders in 2001 and until their respective successors shall have been duly elected and qualified. The current term of the present Class II directors is expiring at the Meeting.

     The Class II directors are to be elected at the Meeting by a plurality of the votes cast by the holders of the Common Stock present, in person or represented by proxy, and entitled to vote at the Meeting. Shares of Common Stock held by shareholders present in person at the Meeting that are not voted for a nominee or shares held by shareholders represented at the Meeting by proxy from which authority to vote for a nominee has been properly withheld (including broker non-votes) will not affect the election of the nominees receiving the plurality of votes. UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE PERSONS NAMED IN THE ENCLOSED PROXY OR THEIR SUBSTITUTES WILL VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW.

     The Board of Directors believes that the nominees are willing to serve as directors. If a nominee at the time of his election is unable or unwilling to serve or is otherwise unavailable for election, and as a result another nominee is designated, the persons named in the enclosed proxy or their substitutes will have discretion and authority to vote or to refrain from voting for such other nominee in accordance with their judgment.

     The nominees for election as Class II directors and the directors whose terms of office continue after the Meeting, together with their ages as of the Meeting and certain information about them, are as follows:

                                                              CLASS OF
NAME                                                          DIRECTOR   AGE
----                                                          --------   ---
NOMINEES FOR TERM EXPIRING IN 2001
  Frank Borman..............................................   II        70
  Jack Hight................................................   II        73
  Andrall E. Pearson........................................   II        72

CONTINUING DIRECTORS WHOSE TERM EXPIRES IN 1999
  Hank Asher................................................   III       47
  Gary E. Erlbaum...........................................   III       53
  Bernard Marcus............................................   III       69

CONTINUING DIRECTORS WHOSE TERM EXPIRES IN 2000
  Kenneth G. Langone........................................    I        62
  Charles A Lieppe..........................................    I        53
  Eugene L. Step............................................    I        69
  Sari Zalcberg.............................................    I        44

     FRANK BORMAN has been Chairman of the Company since August 1996, and President of Patlex since 1988. From September 1995 until August 1996, he also served as Chief Executive Officer and a director of Patlex. He served as Chairman and Chief Executive Officer of Patlex from 1988 to December 1992, and as Chairman of AutoFinance Group, Inc. ("AFG") from December 1992 to September 1995, during the period that Patlex was a subsidiary of AFG. He served as Vice Chairman of the Board of Directors at Texas Air Corporation from 1986 to 1991. From 1969 to 1986, he served in various capacities for Eastern Airlines, including President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Borman served in the United States Air Force from 1950 to 1970. Mr. Borman currently serves as a director of The Home Depot, Inc., Thermo Instruments Systems and American Superconductor Corporation and is also a member of the Board of Trustees of the National Geographic Society.


     JACK HIGHT has been a director of the Company since August 1996, and was Chairman of the Board of DBT from 1995 to August 1996. Since November, 1997, Mr. Hight has been chairman of the Board of Modus Operandi, Inc. From 1981 through November 1997, Mr. Hight held various positions at Intec Systems, Inc., which he founded, including his most recent position as Chairman of the Board. From 1978 to 1980, he was Chairman of the Board, Chief Executive Officer and President of Information Science, Inc., a public company. In the 1960s, Mr. Hight co-founded and was President of Electronic Data Systems Federal Corporation before it merged with Electronic Data Systems Corporation in 1968.


     ANDRALL E. PEARSON became a director of the Company in June 1997. Since June 1997, Mr. Pearson has been Chairman and Chief Executive Officer for Tricon Global Restaurants, Inc. Prior to joining Tricon Global Restaurants he served as Principal for Clayton, Dubilier & Rice, Inc., a management buy-out firm in New York, specializing in leveraged acquisitions involving management participation of large USA corporations. From 1985 until June 1993, he was the Class of 1958 Professor of Business Administration at Harvard Business School (HBS). Prior to joining HBS, Mr. Pearson spent 15 years at PepsiCo, Inc. -- 14 years as President and Chief Operating Officer. Mr. Pearson joined PepsiCo from McKinsey & Co., where he rose from associate to director. Mr. Pearson serves as a director of Alliant Foodservice, Inc. (formerly Kraft Food Services), Kinko's, The May Department Stores Company, Lexmark, Inc., and Travelers Group Inc. He is also a trustee of the New York University Medical Center and the Good Samaritan Medical Center in Palm Beach, Florida.

     HANK ASHER has been a director of the Company since August 1996, and was President and Chief Executive Officer of the Company from August 1996 to August 1997. He has been the President, Chief Executive Officer and a director of DBT since he founded the company in 1992. Prior to founding DBT, Mr. Asher performed contract programming services for various computer companies.

     GARY E. ERLBAUM has been a director of the Company since August 1996, and was a director of Patlex from September 1995 to August 1996. He has been involved with Patlex since May 1972, serving as a Patlex director from 1983 to December 1992, and as a director of AutoFinance Group, Inc. ("AFG") from December 1992 to September 1995, during the period that Patlex was a subsidiary of AFG. Mr. Erlbaum served as the Chairman of the Board of Directors of Patlex from September 1977 to July 1981 and from October 1981 to February 1983, and served as the President of Patlex from May 1972 to September 1977 and from December 1978 to July 1981. Since 1983, he has been the President of Greentree Properties Corporation, which is engaged in real estate and business ventures. He is also a director of several privately owned companies.


     BERNARD MARCUS became a director of the Company in October 1997. Mr. Marcus is one of the co-founders of The Home Depot, Inc., and has been its Chairman of the Board of Directors and Chief Executive Officer since its inception in 1978. He also serves on the Board of Directors of National Service Industries, Inc., Westfield America, Inc. and the New York Stock Exchange, Inc. Mr. Marcus also serves on the Board of the National Foundation for the Centers for Disease Control and Prevention and is Chairman of the Board of The Marcus Center, which provides support services for persons with developmental disabilities and their families. In addition, he is a member of the Advisory Board and Board of Directors of the Shepherd Center in Atlanta, Georgia and Vice President and member of the Board of The City of Hope, a charitable organization in Duarte, California.


     KENNETH G. LANGONE has been a director of the Company since August 1996, and was a director of Patlex from September 1995 to August 1996. He has been involved with Patlex since 1979, serving as a Patlex director from 1979 to December 1992, and as a director of AutoFinance Group, Inc. ("AFG") from December 1992 to September 1995, during the period that Patlex was a subsidiary of AFG. Since 1974, Mr. Langone has been Chairman of the Board, Chief Executive Officer and President of Invemed Associates, Inc. ("Invemed"), a New York Stock Exchange member firm engaged in investment banking and brokerage. He is one of the co-founders of The Home Depot, Inc. and has been a director of that company since 1978. He also serves as a director of the New York Stock Exchange, Inc., Unifi, Inc. and Tricon Global Restaurants, Inc. He is also a director of several private corporations.

     CHARLES A. LIEPPE was elected President and Chief Executive Officer of the Company in August 1997, and a member of the Board of Directors. From April 1996 through February 1997, Mr. Lieppe was President and Chief Executive Officer of Nabisco International. From 1991 through November 1995, Mr. Lieppe was President and Chief Executive Officer of Berol Corporation, an international consumer products company. From 1968 until 1991, Mr. Lieppe held various positions at the Proctor & Gamble Company including Vice President -- General Manager of several of the Company's US operating divisions.

     EUGENE L. STEP became a director of the Company in March 1997. From 1973 to 1992, Mr. Step served in various senior management positions with Eli Lilly & Co., most recently as Executive Vice President, President of the Pharmaceutical Division and a member of the Board of Directors and its Executive Committee. Mr. Step is a past Chairman of the Board of the Pharmaceutical Manufacturers Association and a past President of the International Federation of Pharmaceutical Manufacturers Association. Mr. Step also serves as a director of Cell Genesys, Inc., Scios, Inc., Medco, Inc., Pathogenesis, Inc. and Guidant Corp.

     SARI ZALCBERG has been a director of the Company since August 1996, and was a director of DBT from 1995 to August 1996. She is the Chief Executive Officer and sole shareholder of La Grande Trunk, Inc., a retail concern with locations in two states. Ms. Zalcberg is also a member of the Regional Board of Directors of the Valparaiso Banking Center of Bank One Merrillville, N.A., an Indiana chartered bank.

     Hank Asher and Sari Zalcberg are siblings.

                             DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no compensation for serving on the Board of Directors. During 1997, non-employee directors of the Company received annual compensation of $16,000 and $1,000 for each meeting of the Board of Directors attended, up to a maximum annual compensation of $20,000. All directors are reimbursed for expenses associated with the attendance of the Board of Directors' meetings.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     There were seven meetings of the Board of Directors of the Company during the year ended December 31, 1997. No director for the full fiscal year attended less than 75% of the meetings of the Board or of the Committees of the Board of which they were a member.

     The Board of Directors has the following committees:

COMMITTEE                                                 MEMBERSHIP
---------                                                 ----------
Executive Committee......................  Messrs. Asher, Borman, Erlbaum, Hight,
                                             Langone, and Lieppe
Audit Committee..........................  Messrs. Erlbaum, Hight, and Ms. Zalcberg
Compensation Committee...................  Messrs. Langone and Step
Nominating Committee.....................  Messrs. Asher, Borman, Erlbaum, Hight,
                                             Langone, Lieppe, Marcus, Pearson, Step
                                             and Ms. Zalcberg
Stock Option Plan Administration
  Committee..............................  Messrs. Erlbaum and Hight

     The Executive Committee is authorized to approve certain actions by the Company. The Audit Committee is charged with the responsibility of reviewing the Company's accounting policies, practices and controls. The Audit Committee is also responsible for making recommendations to the Board of Directors regarding the selection of independent auditors and for reviewing the results and scope of audits and other services provided by the Company's independent auditors. The Compensation Committee reviews the compensation policies of the Company. The Stock Option Plan Administration Committee administers the Company's Amended and Restated Stock Option Plan. The Nominating Committee identifies and reviews the qualifications of candidates to serve on the Board of Directors. The Board of Directors has no formal procedure for receiving recommendations from shareholders regarding potential nominees. The Board of Directors will consider recommendations from shareholders regarding potential nominees, when and if such recommendations are submitted. During 1997, the Executive Committee, the Compensation Committee, and the Audit Committee had one meeting each. The Nominating Committee and the Stock Option Plan Administration Committee did not have a formal meeting during 1997, however, the Stock Option Plan Administration Committee took action by unanimous written consent on a number of occasions.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation information concerning the chief executive officer and the most highly compensated executive officers of the Company for the fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE


                                                                             LONG TERM
                                                                            COMPENSATION
                                                                            ------------
                                ANNUAL COMPENSATION            OTHER         SECURITIES
                             --------------------------       ANNUAL         UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     COMPENSATION(1)     OPTIONS      COMPENSATION(2)
---------------------------  ----   --------   --------   ---------------   ------------   ---------------
Charles A. Lieppe(3).......  1997   $ 81,731   $ 14,000       $     *         600,000          $   --
  President & Chief
  Executive Officer
Hank Asher(4)..............  1997   $200,156   $119,438       $     *              --          $   --
  Founder                    1996    110,000         --             *              --              --
Frank Borman...............  1997   $160,000   $     --       $     *              --          $6,369
  Chairman of the Board      1996    145,000         --             *              --           7,569
                             1995    140,000         --             *         100,000           4,867
Timothy M. Leonard(5)......  1997   $115,782   $ 53,907       $32,675          95,000          $1,954
  Vice President, Finance,
  Treasurer & Chief
  Financial Officer
George A. Bruder Jr.(6)....  1997   $106,428   $ 25,480       $     *          35,000          $1,848
  Senior Vice President,
  Operations
J. Henry Muetterties.......  1997   $120,720   $ 25,763       $38,892              --          $3,942
  Vice President and         1996    113,923     35,199        53,202              --           5,393
  Secretary                  1995    105,330     21,944        19,091          20,000           4,249
Thomas L. Simpson(7).......  1997   $156,960   $107,161       $49,217         170,000          $2,224
  Chief Operating Officer

---------------

 * Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive officer.

(1) For fiscal year 1997, includes amounts contributed to Patlex's Deferred Compensation Plan for Mr. Muetterties, $21,972 and $16,920 paid to Mr. Muetterties for certain costs in connection with employment by Patlex and relocation to Las Vegas, Nevada. The amounts for Mr. Leonard and Mr. Simpson were for certain costs in connection with employment by the Company and relocation to Pompano Beach, Florida.

(2) For fiscal year 1997, includes amounts received as company matching contributions under DBT Online, Inc's 401(k) savings plan by Mr. Borman ($3,200), Mr. Leonard ($1,954), Mr. Bruder ($1,848), Mr. Simpson ($2,224)
    and Mr. Muetterties ($3,413), and amounts paid by Patlex for life insurance premiums for Mr. Borman ($3,169), and Mr. Muetterties ($529).
(3) Mr. Lieppe joined the Company in August 1997.
(4) Mr. Asher served as President and Chief Executive Officer until August 20, 1997.
(5) Mr. Leonard joined the Company in January 1997.
(6) Mr. Bruder became an executive officer in November 1997.
(7) Mr. Simpson was Chief Operating Officer until November 25, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES


     The following table contains information concerning the exercise of stock options during fiscal year 1997 to each of the executive officers named in the Summary Compensation Table.


                                                                  NUMBER SECURITIES
                                                              UNDERLYING OPTIONS/SAR'S        VALUE OF UNEXERCISED
                                      SHARES                   HELD AT FISCAL YEAR END       IN-THE-MONEY OPTIONS AT
                                    ACQUIRED ON    VALUE                 (#)                   FISCAL YEAR END ($)
                                     EXERCISE     REALIZED   ---------------------------   ---------------------------
NAME                                    (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                -----------   --------   -----------   -------------   -----------   -------------
Charles A. Lieppe.................                $     --     162,500        437,500      $  213,281      $574,219
Hank Asher........................                      --          --             --              --            --
Frank Borman......................     7,500       176,250     192,500             --       4,342,319            --
Timothy M. Leonard................                      --      25,000         70,000         223,438       498,025
George A. Bruder, Jr..............                      --       5,000         45,000          14,688       154,588
J. Henry Muetterties..............     2,000        46,250      38,000             --         857,185            --
Thomas L. Simpson.................                      --      50,000         31,667         415,625       224,897

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning grants of stock options made during fiscal year 1997 to each of the executive officers named in the Summary Compensation Table. No stock appreciation rights were granted during fiscal year 1997.

                                 INDIVIDUAL GRANTS
                          -------------------------------                                   POTENTIAL REALIZABLE VALUE
                                            PERCENT OF                                       AT ASSUMED ANNUAL RATES
                           NUMBER OF          TOTAL                                               OF STOCK PRICE
                           SECURITIES      OPTIONS/SARS     EXERCISE                               APPRECIATION
                           UNDERLYING       GRANTED TO      OR BASE                              FOR OPTION TERM
                          OPTIONS/SARS     EMPLOYEES IN      PRICE        EXPIRATION        --------------------------
NAME                       GRANTED(#)      FISCAL YEAR       ($/SH)          DATE              5%($)         10%($)
----                      ------------   ----------------   --------   -----------------    -----------   ------------
Charles A. Lieppe.......    600,000             44%          $23.63     August 20, 2007     $7,816,731    $19,252,982
Hank Asher..............         --             --               --           --                    --             --
Frank Borman............         --             --               --           --                    --             --
Timothy M. Leonard......     75,000              5            16.00    January 13, 2007        661,594      1,629,537
                             20,000              1            22.38      June 4, 2007          246,775        607,817
George A. Bruder Jr.....     15,000              1            22.00    February 18, 2007       165,398        407,384
                             20,000              1            22.38      June 4, 2007          246,775        607,817
J. Henry Muetterties....         --             --               --           --                    --             --
Thomas L. Simpson.......    150,000             10            16.63    January 20, 2007        687,644      1,693,700
                             20,000              1            22.38      June 4, 2007          246,775        607,817

                             EMPLOYMENT AGREEMENTS

     In August 1997, the Company entered into an employment agreement with Mr. Lieppe, which provides for a four-year term commencing August 15, 1997 and ending on August 14, 2001, unless terminated earlier in accordance with certain circumstances. The 1997 annual compensation rate for Mr. Lieppe was $250,000.


     In April 1997, The Company entered into an employment agreement with Mr. Borman, which provided for an initial three-year term commencing on April 1, 1997 with automatic one-year extensions on the anniversary of the commencement date, unless either the Company or Mr. Borman gives notice to the other that the term of the agreement will not be extended. The employment agreement contains certain restrictive covenants, including provisions relating to noncompetition, nonsolicitation and the nondisclosure of proprietary information, during the executive's employment with the Company and for specified periods thereafter. The 1997 annual compensation rate for Mr. Borman was $160,000.

     During 1992, Patlex entered into an employment agreement with Mr. Muetterties. The agreement has been extended through December 1999. The current annual compensation rate for Mr. Muetterties is $123,664. Mr. Muetterties is entitled to a minimum annual bonus of $10,000 and other incentive compensation. The employment agreement contains certain restrictive covenants, including provisions relating to noncompetition, nonsolicitation and the nondisclosure of proprietary information, during the relevant executive's employment with the Company and for specified periods thereafter.

     THE FOLLOWING COMPENSATION COMMITTEE REPORT AND THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for implementing and administering the Company's compensation policies and programs for its executive officers. This includes setting the base salaries and the total compensation levels of the Chief Executive Officer (the "CEO") and the other executive officers of the Company. In addition, the Compensation Committee is responsible for setting the performance criteria for bonus awards and determining the achievement levels and payout for the executive officers.

COMPENSATION PHILOSOPHY

     The Company's compensation policies for executive officers, as established by the Compensation Committee, are designed to (a) provide competitive compensation packages that will attract and retain talented executive officers,
(b) link compensation to financial and operating results, so as to reward successful performance, and (c) provide long-term equity compensation, to further align the interests of executive officers with those of shareholders and further reward successful performance. The principal components of the Company's executive officer compensation program are base salary, bonus awards and grants of stock options.

ANNUAL COMPENSATION

     Annual cash compensation is comprised of base salary and bonus awards. Salary determinations have not been based upon any specific criteria. The salary levels of executive officers of the Company that were hired in 1997 were established at the time the executives were hired. The Compensation Committee approved the compensation levels of the newly hired executives taking into consideration the Company's objective of attracting outstanding executives to join a relatively young and growing corporation. The salary levels of certain other executive officers of the Company for 1997 were based on established levels set by employment contracts entered into by the executive officers with Patlex in 1991 and 1992.

     Bonus awards made to executive officers in 1997 were based in part on established minimums set by their employment agreements and in part upon the Company's achievement of performance targets. The Compensation Committee also took into consideration the leadership provided by the Company's executive officers in managing the Company's growth in 1997 and successfully completing a substantial public offering of the Company's stock.

LONG-TERM COMPENSATION

     The Compensation Committee believes that stock options are an important component of compensation for executive officers of the Company because it closely aligns the interests of management with those of the shareholders. Stock options also provide an attractive compensation incentive in hiring new executive officers.

This policy of the Compensation Committee is carried out for the Company by the Stock Option Plan Administration Committee, which has the discretion to grant stock options to executive officers. The number of options in each grant is not based on any specific criteria, but the Committee did consider primarily the executive's position, skills and achievements.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Hank Asher was the CEO of the Company from August 1996 to August 1997. His salary level of $195,000 for 1997 was established by the Company. He received a bonus of $119,438 for 1997. He received no options in 1997.

     Charles A. Lieppe was named President and Chief Executive Officer of the Company on August 25, 1997. His salary level of $250,000 for 1997 was established by the Board of the Company. He received a bonus of $14,000 for 1997. Mr. Lieppe also received stock options of 600,000 during 1997. Mr. Lieppe's compensation for the period he was employed in 1997 was based upon the terms of the employment agreement that was entered into when he joined the Company in August 1997.

DEDUCTIBILITY OF CERTAIN COMPENSATION

     Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the CEO or any of the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Through December 31, 1997, this provision has not affected the Company's tax deductions, but the Compensation Committee will continue to monitor the potential impact of section 162(m) on the Company's ability to deduct executive compensation.

                                          COMPENSATION COMMITTEE
                                          Kenneth G. Langone, Chairman
                                          Eugene L. Step

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total shareholder return of (i) the S&P Stock Market (U.S.) Index (the "S&P Index"), and (ii) a "peer group" index, assuming an investment of $100 on September 28, 1995 in each of the Common Stock of the Company, the stocks comprising the S&P Index and the stocks comprising the "peer group," and further assuming reinvestment of dividends. The "peer group" consists of Acxiom Corporation, American Business Information, Inc. and Equifax Inc.

     The graph commences on September 28, 1995, the date that the Patlex Common Stock began trading publicly. From September 28, 1995 and until March 17, 1996, the Patlex Common Stock was listed on the Nasdaq Small-Cap Market. From March 18, 1996 until August 19, 1996, the Patlex Common Stock was listed on the Nasdaq National Market. The Company's Common Stock was traded on the Nasdaq National Market from August 20, 1996 until it began trading on the New York Stock Exchange on September 17, 1997.

                        COMPARISON OF CUMULATIVE RETURN
                  THE COMPANY, S&P INDEX AND PEER GROUP INDEX
                 (FROM SEPTEMBER 28, 1995 TO DECEMBER 31, 1997)

                           TOTAL SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)

                               (graphic omitted)

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)         DBT ONLINE, INC.     S&P 500 INDEX       PEER GROUP
            9/28/95                    $100.00            $100.00            $100.00
           12/31/95                    $368.75            $105.76             $95.07
           12/31/96                    $371.88            $130.04            $139.68
           12/31/97                    $623.44            $173.43            $164.60

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Invemed Associates, Inc. ("Invemed"), from time to time, has provided financial advisory services to the Company, for which customary compensation has been received. In connection with the Company's offering of 1,940,000 shares of Common Stock in May, 1997, Invemed performed certain investment banking services to the Company for which Invemed received fees of approximately $2,706,000. In connection with the September 1995 merger between AFG and KeyCorp and the related spin-off of Patlex, Invemed provided certain financial advisory services to AFG for which Invemed received fees of approximately $2,470,000. Kenneth G. Langone, a director and shareholder of the Company, is Chairman of the Board, Chief Executive Officer and President of Invemed, and is the principal shareholder of Invemed's parent.

     On February 7, 1994, DBT entered into a debt and royalty agreement with a consortium of seven individuals including Jack Hight. During 1995, Mr. Hight became a shareholder and director of DBT. The agreement provided the financing necessary for DBT to enter the Texas market. The agreement provided for a loan to DBT of $200,000, which was repaid in 1995. The agreement also provided for DBT to grant to the consortium a royalty to share in the revenues of the Texas expansion up to $800,000, computed as 10% of specified revenues from Texas operations. Through December 31, 1997, the Company had paid $121,218 relating to such royalties.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth information with respect to beneficial ownership of the Common Stock as of March 16, 1998 (i) by each person who beneficially owns more than 5% of the outstanding shares of the Common Stock,
(ii) by each of the Company's executive officers and directors, and (iii) by all of the executive officers and directors of the Company as a group. Unless otherwise noted, each person named in the table has sole voting and investment power as to shares shown.

                                                                  SHARES OF
                                                                 COMMON STOCK      PERCENT
NAMES OF BENEFICIAL OWNER                                     BENEFICIALLY OWNED   OF CLASS
-------------------------                                     ------------------   --------
Hank Asher(1)...............................................      4,535,658          24.6%
Frank Borman(2).............................................        200,000           1.1
George A. Bruder, Jr.(3)....................................          5,000             *
Gary E. Erlbaum(4)..........................................        514,484           2.7
Jack Hight(5)...............................................        165,002             *
Thomas J. Hoolihan..........................................            400             *
Charles A. Lieppe(6)........................................        164,500             *
Kenneth G. Langone(7).......................................      1,870,200          10.0
Timothy M. Leonard(8).......................................         25,000             *
Bernard Marcus..............................................         57,942             *
J. Henry Muetterties........................................         49,820             *
Andrall E. Pearson..........................................            -0-             *
Eugene L. Step(9)...........................................         10,000             *
Sari Zalcberg...............................................         60,000             *
Charles A. Asher(10)........................................      1,563,008           8.5
Soros Fund Management LLC(11)...............................      1,778,106           9.2
The Equitable Companies Incorporated(12)....................      1,151,600           6.0
All Officers and Directors as a Group (14 Persons)(13)......      7,658,006          39.7

---------------

   * Less than 1%
 (1) The address of this shareholder is c/o Database Technologies, Inc. 100 E. Sample Road, Suite 200, Pompano Beach, FL 33064.
 (2) Includes 157,895 shares issuable pursuant to stock options currently exercisable.
 (3) Includes 5,000 shares issuable pursuant to stock options currently exercisable.
 (4) Includes (i) 29,420 shares owned by SPSP Corporation of which Mr. Erlbaum is a director, President and 36.7% shareholder, (ii) 3,750 shares held by trusts for which Mr. Erlbaum serves as trustee or co-trustee, (iii) 228,960 shares owned by Erlbaum Family L.P., of which Mr. Erlbaum is President of the general partner, (iv) 2,922 shares owned by Mr. Erlbaum's son, and (v) 200,000 shares issuable upon exercise of presently exercisable options.
 (5) Includes (i) 5,000 shares owned by Mr. Hight's wife and (ii) 50,000 shares issuable upon exercise of presently exercisable options.
 (6) Includes 162,500 shares issuable pursuant to stock options currently exercisable.
 (7) Includes 900,000 shares owned by Invemed Associates, Inc., 200 shares owned by his spouse and 200,000 shares issuable upon exercise of presently exercisable options. Mr. Langone is Chairman of the Board, Chief Executive Officer and President of Invemed and the principal shareholder of Invemed's parent corporation. The address of this shareholder is c/o Database Technologies, Inc., 100 E. Sample Road, Suite 200, Pompano Beach, FL 33064.
 (8) Includes 25,000 shares issuable pursuant to stock options currently exercisable.
 (9) Includes 10,000 shares issuable pursuant to stock options currently exercisable.
(10) The address of Charles A. Asher is 400 Trigon Building, 224 W. Jefferson Way, South Bend, IN 46601.

(11) Per Schedule 13G filed with the Securities and Exchange Commission on March 6, 1998 on behalf of Soros Fund Management LLC, George Soros, Stanley F. Druckenmiller, at 888 Seventh Avenue, 33rd floor, New York, NY, 10106 and Duquense Capital Management L.L.C. at 2579 Washington Road, Suite 322, Pittsburgh, Pennsylvania 15241.


(12) Per Schedule 13G filed with the Securities and Exchange Commission on February 10, 1998. The address of the Equitable Companies Incorporated is 1290 Avenue of the Americas, New York, New York, 10104.

(13) Includes 843,395 shares issuable pursuant to stock options currently exercisable.

           SECTION 16(a) -- BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon the Company's review of Forms 3, 4 and 5 and on amendments thereto furnished to the Company pursuant to Section 16 of the Exchange Act, such forms were filed on a timely basis by each reporting person.

                 PROPOSED AMENDMENT TO THE AMENDED AND RESTATED
                               STOCK OPTION PLAN

PROPOSED AMENDMENTS

     The Amended and Restated Stock Option Plan (the "Plan") originally received board approval in March 1995 and shareholder approval in September 1995. On August 20, 1996, the Plan was amended and restated to, among other things, (i) increase the number of authorized shares thereunder from 1,200,000 to 1,800,000 shares available for issuance under the Plan, (ii) amend the provisions regarding administration of the Plan and (iii) amend the provisions regarding treatment of option holders upon a change of control. The Plan was amended to increase the number of authorized shares thereunder from 1,800,000 to 3,000,000 in May, 1997. The purpose of the Plan is to recognize the contributions made to the Company and its subsidiaries by its employees and certain consultants or advisors, to provide these individuals with additional incentives to devote themselves to the Company's future success and to improve the Company's ability to attract, retain and motivate individuals upon whom the Company's sustained growth and financial success depend. The Plan is also intended as an additional incentive to directors who are not employees of the Company to serve on the Board of Directors and to devote themselves to the future success of the Company.

     The Plan provides for the grant of options to purchase Common Stock to be made to employees, officers, directors and independent contractors of the Company and its subsidiaries. The Plan is intended to assist the Company and its subsidiaries in attracting, retaining and motivating employees, officers, directors and independent contractors of particular merit.

     The Board of Directors approved, subject to shareholder approval; an amendment to the Plan to increase the number of authorized shares thereunder from 3,000,000 to 6,000,000 shares available for issuance under the Plan.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the votes cast by the holders of the Common Stock present, in person or represented by proxy, and entitled to vote at the Meeting is required to approve the amendment to the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE PLAN.

DESCRIPTION OF THE PLAN

     Options. The Plan provides for the grant of incentive stock options ("ISOs") to officers and employees of the Company and its subsidiaries and nonqualified stock options ("NQSOs") to officers, employees (including employees who are also directors) and key advisors, such as consultants, independent contractors and principals of organizations involved with the Company.

     Administration. The Plan is administered by a committee (the "Committee"), consisting of not less than two persons appointed by the Board of Directors, all of whom must be "disinterested persons" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended and "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee has the authority to administer and interpret the Plan as well as the authority to determine (i) the individuals to whom options are granted, (ii) the type, size and terms of the options, (iii) the timing of grants and the duration of the exercise period, and (iv) any other matters arising under the Plan.

     Shares Subject to the Plan. The aggregate number of shares of common stock that have been or may be issued or transferred under the Plan is 3,000,000 shares and, if the amendment to the Plan is approved by shareholders, will be 6,000,000. Under the Plan, the maximum number of shares that may be granted to any one individual during any calendar year shall be 750,000 shares.

     Terms of Option Grants. Under the Plan, the Committee has full discretion to determine the term, exercisability (vesting), and price of options granted under the Plan. The Committee also has the authority to accelerate exercisability (vesting) of options granted under the Plan. The option price for ISOs, however, must be equal to or greater than the "fair market value" of the stock on the date of grant. NQSOs may be issued at a price that is greater than, equal to or less than the fair market value. The Plan limits the minimum option price of NQSOs to 85% of the fair market value of the stock on the date of grant.

     Corporate Transactions. Upon a change of control, which is defined in the Plan to include a change of control in the beneficial ownership of 40% or more of the voting power of the Company, the commencement or announcement of an intention to commence a tender offer for 40% or more of the voting power of the Company, a sale or exchange of substantially all its assets, dissolution or liquidation, or a merger or consolidation where the company does not survive, all outstanding options will accelerate automatically and become exercisable. Upon a change of control where the Company does not survive, all outstanding stock options shall be assumed or replaced with comparable options of the surviving corporation. The Committee is responsible to determine the comparability and its decision is final and binding. Notwithstanding the foregoing, upon a change of control, the Committee may require option holders to surrender their outstanding options for cash or Company stock.

FEDERAL INCOME TAX CONSEQUENCES

     There are no federal income tax consequences to optionees or to the Company upon the grant of an NQSO under the Plan. Upon the exercise of NQSOs, optionees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares of common stock acquired by exercise of an NQSO, an optionee will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the optionee's adjusted tax basis in the shares of common stock (the exercise price plus the amount of ordinary income recognized by the optionee at the time of exercise of the NQSO).

     An optionee of an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares of common stock acquired upon exercise exceeds the stock option price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income in the year of exercise. An optionee will recognize long-term capital gain or loss on a disposition of the shares acquired upon exercise of an ISO provided that the optionee does not dispose of such shares within two years from the date the ISO was granted and within one year after such shares were transferred to him. If the optionee satisfies the foregoing holding periods, then the company will not be allowed a deduction by reason of the grant or exercise of the ISO. As a general rule, if an optionee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the option price, and the company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the optionee held the shares prior to the disposition.

SECTION 162(m) OF THE CODE

     Under section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers of a public company in any one year. An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by shareholders that meets certain requirements. The Plan is intended to satisfy these requirements. Options granted at below market value, however, will not qualify as performance-based compensation for these purposes.

ACCOUNTING CONSEQUENCES

     There is no charge to the income of the Company in connection with the grant or exercise of an option under the Plan as long as the exercise price is not below the market price on the date of grant, the number of shares is fixed at the grant date, and vesting is not conditioned upon performance. Any tax benefit received by the Company upon exercise of an NQSO or as a result of a disqualifying disposition of option shares obtained upon exercise of an ISO is reflected as a credit to capital in excess of par value and not as income. Earnings per share may be affected by the Plan by the effect on the calculation, as prescribed under generally accepted accounting principles, of the number of outstanding shares of common stock. At the time shares are actually issued as a result of the exercise of stock options, additional dilution of earnings per share could result.

                     AMENDMENT TO ARTICLES OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

     The Board of Directors has approved an amendment to the Company's Amended and Restated Articles of Incorporation to increase from 40,000,000 to 100,000,000 the number of shares of the Company's Common Stock authorized for issuance, and directed that the amendment be submitted to a vote of shareholders at the Meeting. The form of the proposed amendment is as follows:

     The first sentence of Article 4 is hereby amended to read in its entirety as follows:

        The aggregate number of shares which the corporation shall have authority to issue is 105,000,000 of which 100,000,000 shares, par value $.10 per share, shall be Common Stock and 5,000,000 shares, par value $.10 per share, shall be Preferred Stock.

     Article 4 of the Company's Amended and Restated Articles of Incorporation as currently in effect authorizes the issuance of 40,000,000 shares of Common Stock. As of April 1, 1998, 18,465,418 shares of Common Stock were issued and outstanding. Approximately 3,000,000 shares of Common Stock have been reserved for issuance pursuant to the Company's stock option plan. The shareholders are also being asked to approve at the Meeting an additional 3,000,000 share increase in the number of shares that may be issued upon exercise of options granted under the Amended and Restated Stock Option Plan. See "Proposed Amendment to the Amended and Restated Stock Option Plan". There would be, therefore, approximately 15,538,769 shares of authorized Common Stock available for future issuances by the Company. The Board of Directors believes that it would be desirable to increase the number of shares of authorized Common Stock to make available additional shares for possible stock splits, acquisitions, financings, employee benefit plan issuances and for such other corporate purposes as may arise. The Board of Directors believes that stock splits enhance the liquidity and marketability of the Common Stock by increasing the number of shares outstanding and lowering the price per share. In furtherance thereof, the Board approved a 2-for-1 stock split in November 1997.

     The Company has no specific plans currently calling for issuance of any of the additional shares of Common Stock and is subject to certain restrictions on its ability to issue additional shares of Common Stock. The rules of the New York Stock Exchange currently require shareholder approval of issuances of Common

Stock under certain circumstances including those in which the number of shares to be issued is equal to or exceeds 20% of the voting power outstanding (or, currently, for the Company, issuance of more than approximately 3.69 million shares of Common Stock). In other instances, the issuance of additional shares of authorized Common Stock would be within the discretion of the Board of Directors, without the requirement of further action by shareholders. All newly authorized shares would have the same rights as the presently authorized shares, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid. Under the Company's Amended and Restated Articles of Incorporation, shareholders do not have preemptive rights. While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, the Board does not intend or view the increase in authorized Common Stock as an anti-takeover measure, nor is the Company aware of any proposed or contemplated transaction of this type. For example, additional shares of Common Stock could be sold to persons, groups or entities known to be favorable to management or the Board of Directors. The issuance of additional shares of Common Stock, directly or as part of a so-called shareholder rights plan (which the Company does not presently have), could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such person or entity not to be in the best interest of the shareholders and the Company. The Board of Directors is not aware of any present effort by any person or entity to accumulate the Company's securities or to obtain control of the Company.

     The affirmative vote of the majority of the votes cast by the holders of shares of Common Stock present, in person or represented by proxy, at the Meeting is required to approve the amendment to the Amended and Restated Articles of Incorporation to increase the authorized Common Stock to 100,000,000 shares.

     As soon as practicable after such affirmative vote has been taken, the amendment will be filed with the Secretary of State of the Commonwealth of Pennsylvania.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Deloitte & Touche LLP to serve as independent public accountants for the Company for the current fiscal year. A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so. The representatives are also expected to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock present, in person or represented by proxy, at the Meeting is required for ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants for fiscal year 1998.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF THE AUDITORS.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 1999 must be received by the Company by December 29, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that Meeting.

COST OF SOLICITATION OF PROXIES

     The Company will bear the cost of the solicitation of the Boards of Directors' proxies for the Meeting, including the cost of preparing, assembling and mailing proxy material, the handling and tabulation of the proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company, or other persons who may be engaged to perform soliciting activities.

                               DBT ONLINE, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Frank Borman and Thomas J. Hoolihan, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated below all of the shares of Common Stock of DBT Online, Inc. held of record by the undersigned on April 1, 1998, at the Annual Meeting of Shareholders to be held on May 12, 1998 and at any adjournments or postponements thereof.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

                                DBT ONLINE, INC.
      PLACE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. Approval of all three Class II       For   Withhold   For All    2. Approval of the amendment to the        For  Against  Abstain
   nominees for the Company's           All      All      Except       Company's Amended and Restated Stock    [ ]    [ ]      [ ]
   Board of Directors as listed below,  [ ]      [ ]       [ ]         Option Plan to increase the number of
   Nominees: Frank Borman,                                             Common Stock authorized for issuance
   Jack Hight and Andrall E. Pearson                                   from 3,000,000 to 6,000,000.

   --------------------------------------                           3. Approval of the amendment to the        [ ]    [ ]      [ ]
   (Except nominees written above)                                     Company's Amended and Restated Articles
                                                                       of Incorporation to increase the
                                                                       Authorized shares of Common Stock from
                                                                       40,000,000 shares to 100,000,000 shares.

                                                                    4. Approval of Deloitte & Touche LLP as    [ ]    [ ]      [ ]
                                                                       the Independent auditors of the
                                                                       Company for 1998.

                                                                    5. In his discretion, the proxy is authorized to
                                                                       vote upon such other matters as may properly come
                                                                       before the meeting or any adjournments of postpone-
                                                                       ments thereof.

                                                                    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
                                                                    DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO
                                                                    DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR"
                                                                    PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR"
                                                                    PROPOSAL 4.


                                                                                              Date____________________, 1998


                                                                    _______________________________________________________
                                                                                           Signature

                                                                    _______________________________________________________
                                                                                           Signature if held jointly

                                                                    Please sign exactly as name appears on the left. When
                                                                    shares are held by joint tenants, both should sign. When
                                                                    signing as attorney, executive, administrator, trustee or
                                                                    guardian, please give full title as such. If a
                                                                    corporation, please sign on the corporate name by
                                                                    President or other authorized officer, if a partnership,
                                                                    please sign in partnership name by authorized person.











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